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                                                                      Exhibit 12



LIBERTY MEDIA CORPORATION
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN MILLIONS)


                                                                                               10 MONTHS  |  2 MONTHS    YEAR ENDED
                                                               YEAR ENDED DECEMBER 31,           ENDED    |    ENDED    DECEMBER 31,
                                                      ----------------------------------------            |
                                                                                              DECEMBER 31,|FEBRUARY 28,
                                                          2002          2001          2000        1999    |    1999        1998
                                                      ----------------------------------------------------|-------------------------
Earnings (losses) before income taxes,                                                                    |
minority interest and share of losses of affiliates    $ (4,748)       (5,976)        6,441     (2,260)   |     203        2,072
                                                                                                          |
Add:                                                                                                      |
                                                                                                          |
Interest expense, including amortization                                                                  |
  of capitalized expenses related to indebtedness           423           525           246        288    |      26          104
Estimate of the interest within rental expense               23            25            17         10    |       1            9
Distributed income of equity affiliates                      26             7            17          7    |       2            7
                                                                                                          |
                                                      ----------------------------------------------------|-------------------------
Earnings available for fixed charges                   $ (4,276)       (5,419)        6,721     (1,955)   |     232        2,192
                                                      ====================================================|=========================
                                                                                                          |
Fixed Charges:                                                                                            |
                                                                                                          |
Interest expense, including amortization                                                                  |
  of capitalized expenses related to indebtedness      $    423           525           246        288    |      26          104
Estimate of the interest within rental expense               23            25            17         10    |       1            9
                                                                                                          |
                                                      ----------------------------------------------------|-------------------------
Total fixed charges                                    $    446           550           263        298    |      27          113
                                                      ====================================================|=========================
                                                                                                          |
                                                                                                          |
Ratio of earnings to fixed charges                            -             -         25.56          -    |    8.59        19.40
                                                                                                          |
Deficiency                                             $ (4,722)       (5,969)            -     (2,253)   |       -            -